EXHIBIT 4.6(a)


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                             NOTE PURCHASE AGREEMENT
                                     between


                         UAC SECURITIZATION CORPORATION
                                   as Issuer,

                         WACHOVIA CAPITAL MARKETS, LLC,
                                  as Deal Agent

                               the NOTE PURCHASERS
                                  named herein

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                               as Liquidity Agent
                     and as initial Committed Note Purchaser

                                       and

                      VARIABLE FUNDING CAPITAL CORPORATION,
                          as an Initial Note Purchaser,



                           Dated as of October 7, 2003

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                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I DEFINITIONS..........................................................2

SECTION 1.1       DEFINITIONS..................................................2

ARTICLE II SALE AND DELIVERY OF THE NOTES......................................5

SECTION 2.1       SALE AND DELIVERY OF THE NOTES...............................5
SECTION 2.2       ACCEPTANCE AND CUSTODY OF NOTES..............................5

ARTICLE III CONDITIONS PRECEDENT...............................................5

SECTION 3.1       CONDITIONS PRECEDENT TO CLOSING..............................5
SECTION 3.2       CONDITIONS PRECEDENT TO EACH PURCHASE OF A SERIES OF NOTES...6

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ISSUER.............7

SECTION 4.1       REPRESENTATIONS AND WARRANTIES OF THE ISSUER.................7
SECTION 4.2       COVENANTS OF ISSUER..........................................9

ARTICLE V INDEMNIFICATION.....................................................10

SECTION 5.1       INDEMNITIES BY THE ISSUER...................................10

ARTICLE VI THE DEAL AGENT AND THE LIQUIDITY AGENT.............................10

SECTION 6.1       AUTHORIZATION AND ACTION....................................10
SECTION 6.2       DELEGATION OF DUTIES........................................11
SECTION 6.3       EXCULPATORY PROVISIONS......................................11
SECTION 6.4       RELIANCE....................................................12
SECTION 6.5       NON-RELIANCE ON DEAL AGENT, LIQUIDITY AGENT
                        AND OTHER NOTE PURCHASERS.............................13
SECTION 6.6       REIMBURSEMENT AND INDEMNIFICATION...........................13
SECTION 6.7       DEAL AGENT AND LIQUIDITY AGENT IN THEIR
                        INDIVIDUAL CAPACITIES.................................14
SECTION 6.8       SUCCESSOR DEAL AGENT OR LIQUIDITY AGENT.....................14

ARTICLE VII ASSIGNMENTS; PARTICIPATIONS.......................................15

SECTION 7.1       ASSIGNMENTS AND PARTICIPATIONS..............................15

ARTICLE VIII MISCELLANEOUS....................................................17

SECTION 8.1       NOTICES, ETC................................................17
SECTION 8.2       SUCCESSORS AND ASSIGNS......................................17
SECTION 8.3       AMENDMENTS..................................................17
SECTION 8.4       NO BANKRUPTCY PETITION AGAINST VFCC.........................18
SECTION 8.5       OTHER COSTS AND EXPENSES....................................18
SECTION 8.6       SETOFF......................................................19
SECTION 8.7       RECOURSE AGAINST CERTAIN PARTIES............................19
SECTION 8.8       FURTHER ASSURANCES..........................................19
SECTION 8.9       GOVERNING LAW; CONSENT TO JURISDICTION;
                        WAIVER OF OBJECTION TO VENUE..........................20


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SECTION 8.10      WAIVER OF JURY TRIAL........................................20
SECTION 8.11      EXECUTION IN COUNTERPARTS; SEVERABILITY; INTEGRATION........20
SECTION 8.12      HEADINGS....................................................20


                                    EXHIBITS


EXHIBIT A         FORM OF PURCHASE NOTICE FOR NEW SERIES

EXHIBIT B         FORM OF ASSIGNMENT AND ACCEPTANCE

SCHEDULE A        CLOSING CONDITIONS

SCHEDULE B        ELIGIBLE TRUSTS

SCHEDULE C        CONDITIONS TO EACH PURCHASE



                                       ii


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                             NOTE PURCHASE AGREEMENT


     NOTE PURCHASE AGREEMENT, dated as of October 7, 2003, by and among:

     (1) UAC SECURITIZATION CORPORATION, a Delaware corporation, as Issuer (together with its successors and assigns, the "Issuer").

     (2) the financial institutions listed on the signature pages of this Agreement under the heading "Note Purchasers" and their respective permitted successors and assigns (but excluding participants under Section 6.1) (the "Note Purchasers");

     (3)  VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation ("VFCC");

     (4) WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company ("Wachovia Securities"), as the deal agent (the "Deal Agent"); and

     (5) WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association ("Wachovia"), as the liquidity agent (the "Liquidity Agent") and as initial Committed Note Purchaser.

                                    RECITALS

     WHEREAS, the Issuer has acquired and may from time to time hereafter acquire certain motor vehicle Receivables by exercising clean up calls under certain indentures and pooling and servicing agreements (each, a "Clean Up Call");

     WHEREAS, the Issuer intends to use the proceeds of the Notes issued hereunder to pay the Purchase Price for the related Receivables;

     WHEREAS, MBIA Insurance Corporation (the "Insurer") has agreed to issue its financial guaranty insurance policy in respect of each Series (as defined herein) of Notes (as defined herein) issued by the Issuer;

     WHEREAS, the Initial Note Purchaser has agreed to acquire the Series of Notes to be issued under the Indenture (as defined herein) and the related Series Supplement on the Series Closing Date (as defined herein) and to commit to acquire subsequently issued Series of Notes issued under the Indenture and related Series Supplements and meeting the requirements of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

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                                   Article I

                                   Definitions

Section 1.1       Definitions.

     Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to such terms in the Indenture, dated as of October 7, 2003 (the "Indenture"), by and among the Issuer, Wilmington Trust Company, as Indenture Trustee, and JPMorgan Chase Bank, as Paying Agent and Note Registrar, as amended, modified and supplemented from time to time or if not defined therein, as defined in the Servicing Agreement, dated as of October 7, 2003 (the "Servicing Agreement"), by and between the Issuer and Systems & Services Technologies, Inc. The following terms shall have the following meanings:

Aggregate Purchase Price: On any day, the aggregate of the Purchase Prices paid and to be paid on such date of determination by the Note Purchasers hereunder.

Agreement: This Note Purchase Agreement, as it may from time to time be amended, supplemented or otherwise modified in accordance with the terms hereof.

Amended and Restated Administration Agreement: The Amended and Restated Administration Agreement, dated as of July 1, 1998, by and between VFCC and Wachovia Securities, as the Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

Assignment and Acceptance: An assignment and acceptance entered into by a Note Purchaser and an Eligible Assignee, and accepted by the Deal Agent, in substantially the form of Exhibit A hereto.

Breakage Costs: Any amount or amounts as shall compensate a Noteholder for any loss, cost or expense incurred by such Noteholder (as determined by such Noteholder (and by the Deal Agent on behalf of VFCC) in such Person's sole discretion) as a result of any redemption of any Series of Notes pursuant to the provisions of Section 11.2(f) of the Indenture.

Clean Up Call: With respect to any Eligible Trust, the exercise by the Issuer, of an option to either (i) redeem all outstanding securities issued by such Eligible Trust and acquire all of the assets of such Eligible Trust or (ii) acquire all of the assets of such Eligible Trust, thereby resulting in a redemption of all outstanding securities issued by such Eligible Trust, in all cases (x) on the terms and conditions provided for in documents relating to such Eligible Trust and the issuance of the related securities and (y) which Clean Up Call shall occur on or after the first date permitted under such documentation.

Commitment Termination Date: The earlier of (i) the Liquidity Termination Date and (ii) the occurrence of a Termination Event.

Committed Note Purchaser: Wachovia Bank, National Association and its successors and assigns.

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Contract  List:  With  respect to any Eligible  Trust and the related  Purchased
Assets, a list of the Receivables specified as securing the related Series of Notes as of the related Cutoff Date specifying, with respect to each such Receivable, the Principal Balance, the Contract Rate, the loan number, the maturity date, the Obligor's name and address.

Eligible Assignee: (i) A Person whose short-term rating is at least A-1 from Standard & Poor's and P-1 from Moody's, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from Standard & Poor's and P-1 from Moody's, or (ii) such other Person satisfactory to VFCC, the Deal Agent and each of the rating agencies rating the Commercial Paper Notes.

Eligible Collateral: Any Purchased Asset acquired by the Issuer from any of the Eligible Trusts in connection with the exercise by the Issuer of a Clean Up Call regarding such Eligible Trust.

Eligible Trust: On any day any of the trusts listed on Schedule B hereto, as amended from time to time with the consents of the Issuer, the Insurer, the Deal Agent and the Note Purchasers.

Indemnified Amounts: Has the meaning specified in Section 5.1.

Indemnified Parties: Has the meaning specified in Section 5.1.

Initial Series 2003-A Principal Amount: $120,327,809.42.

Initial Noteholder: VFCC.

Liquidity Termination Date: October 5, 2004.

Note Purchaser: VFCC, the Committed Note Purchaser and any other Person who becomes a party to this Agreement.

Notes: Any Note of any Series of Notes issued pursuant to Section 2.3 of the Indenture.

Obligor: For a Receivable means the purchaser or the co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable.

Other Costs and Expenses: Has the meaning specified in Section 8.5.

Outstanding Contract Balance: The Principal Balance as of the end of the last Collection Period of all non-charged-off Receivables.

Purchased Assets: With respect to any Eligible Trust, (i) the Receivables listed on Schedule A to the related Purchase Notice, (ii) the security interests in the Financed Vehicles or in any other property granted by Obligors pursuant to such Receivables, (iii) any Liquidation Proceeds and any proceeds from claims or refunds of premiums on any Insurance Policies covering Financed Vehicles or Obligors relating to such Receivables, (iv) the interest of the Issuer in any proceeds from recourse to Dealers relating to such Receivables (excluding rights to reimbursement of dealer premium or rebate of "dealer reserve"), (v) all Insurance Policies and all documents contained in the Receivables Files relating to such Receivables, (vi) with respect to the period


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commencing  on the  related  Cutoff  Date,  all monies  paid and all monies due, including Accrued Interest, with respect to the Receivables to the extent not previously paid with respect to any such Receivable and subsequently distributed by the related Eligible Trust and (vii) all proceeds (including, without limitation, "proceeds" as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Receivables so transferred) of any of the foregoing.

Purchase Date: With respect to any Series of Notes to be purchased by the Note Purchasers hereunder, the Business Day specified as the "Purchase Date" by the Issuer in the related Purchase Notice.

Purchase Limit: $150,000,000.

Purchase Notice: Any notice given by the Issuer to the Deal Agent with respect to any purchase of any Series of Notes, such notice to be in the form of Exhibit A hereto and delivered pursuant to the provisions of Section 2.1(a).

Purchase Price: With respect to any Series of Notes, the initial Principal Balance of such Series of Notes which shall not exceed the price required to be paid for the related Purchased Assets to be acquired by the Issuer with the proceeds of such Series of Notes.

Register: Has the meaning specified in Section 6.1(c).

Series Closing Date: With respect to the Series 2003-A Notes, October 8, 2003, and, with respect to subsequent Series, the date set forth as such in the related Series Supplement.

Series Note Rate: With respect to a Series of Notes, the interest rate set forth in the related Series Supplement, which interest rate must be acceptable to the Deal Agent.

Termination Event: The occurrence of any (i) Event of Default, (ii) Event of Servicer Default or (iii) Insurer Default.

Transaction Documents: The Indenture, each Series Supplement, each Purchase Notice, each of the Notes issued pursuant to a Series Supplement, this Agreement, the Servicing Agreement, the Servicing Transfer Agreement, the Insurance Agreement, each Policy, the Master Trust Agreement and each document, agreement, certificate and opinion from time to time executed and/or delivered in connection with any of the foregoing.

UAC: Union Acceptance Corporation, an Indiana corporation, and its successors and assigns.

UCC: With respect to any jurisdiction, the Uniform Commercial Code as in effect in the respective jurisdiction.

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                                   Article II

                         Sale and Delivery of the Notes

     Section 2.1 Sale and Delivery of the Notes.

     (a) Purchase of Series 2003-A Notes. On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Issuer agrees to deliver to the Deal Agent, for the benefit of the Initial Noteholder and the Initial Noteholder agrees to purchase on the Closing Date, the Series 2003-A Notes, with a principal balance equal to the Initial Series 2003-A Principal Amount for a price equal to the Purchase Price therefor.

     Each such Note shall be duly executed by the Issuer, duly authenticated by the Indenture Trustee and registered in the name of the related Initial Noteholder.

     (b) Purchase of Subsequent Series of Notes. The Issuer may from time to time prior to the Commitment Termination Date, request that the Note Purchasers acquire additional Series of Notes on terms and conditions satisfactory to the Noteholders. Each such request shall be made to the Deal Agent at least ten (10) Business Days prior to the requested Purchase Date in the form of Exhibit A hereto. VFCC may, but shall not be obligated to acquire any such additional Series of Notes and the Committed Note Purchaser hereby agrees that it shall, subject to the terms and conditions of this Agreement and the satisfaction of the conditions precedent under the Indenture and the related Series Supplement to the issuance of an additional Series of Notes, acquire each additional Series of Notes so offered to the Note Purchasers by the Issuer hereunder; provided, however, that the Note Purchasers shall not have any obligation to acquire any additional Series of Notes if (i) the Aggregate Purchase Price of all Notes, after giving effect to the purchase of any such additional Series of Notes, exceeds the Purchase Limit, (ii) an Event of Default shall have occurred and has not been waived by each of the Note Purchasers (regardless of whether any Note Purchaser has the right to waive such Event of Default); or (iii) the Commitment Termination Date shall have occurred.

     Section 2.2 Acceptance and Custody of Notes.

     On the Closing Date and each Purchase Date, the Deal Agent, for the benefit of the Noteholders, shall take delivery of the Notes issued on such date and maintain custody thereof on behalf of the related Noteholders.

                                  Article III

                              Conditions Precedent

     Section 3.1 Conditions Precedent to Closing.

     The obligations of the Note Purchasers under this Agreement are subject to the accuracy of the representations and warranties on the part of the Issuer contained herein and in the other Transaction Documents to be executed and delivered on or before the Closing Date and to the satisfaction on or before the Closing Date of each of the conditions set forth in Schedule A hereto.

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     Section 3.2 Conditions Precedent to Each Purchase of a Series of Notes.

     The obligations of the Note Purchasers under this Agreement to purchase any Series of Notes, including without limitation the Series 2003-A Notes, are subject to on any Purchase Date each of the following conditions:

     (a) The Commitment Termination Date shall not have occurred;

     (b) The Aggregate Purchase Price paid to the Issuer under this Agreement, after giving effect to such purchase, shall not exceed the Purchase Limit;

     (c) No Default or Event of Default shall have occurred and has not been waived by each of the Note Purchasers (regardless of whether any Note Purchaser has the right to waive such Event of Default) or, would, after giving effect to such purchase, occur;

     (d) The Series Collateral to be acquired with the Purchase Price of such Series of Notes shall constitute Eligible Collateral;

     (e) No Insurer Default shall have occurred or, after giving effect to such purchase, shall occur;

     (f) The Insurer shall have issued a Policy guaranteeing payment in full to the Noteholders of the principal of, and accrued interest on, the Series of Notes to be purchased on such Purchase Date;

     (g) No Event of Servicer Default (as defined in the Servicing Agreement) shall have occurred or, after giving effect to such purchase, shall occur; and

     (h) The Series of Notes to be purchased shall have a Note Rate acceptable to the Note Purchasers;

     (i) The Issuer shall have obtained all governmental authorizations required in connection with the issuance and sale of such Series of Notes and the performance of its obligations hereunder and under the Transaction Documents to which it is a party.

     (j) The Issuer shall have furnished to the Deal Agent, the Insurer and the Note Purchasers a certificate signed by its principal executive, financial or accounting officer, dated the applicable Purchase Date, to the effect that:

          (i) the representations and warranties of the Issuer in this Agreement and each Transaction Document to which it is a party are true and correct as if made on and as of such Purchase Date, and the Issuer has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Purchase Date; and

          (ii) there has not been any materially adverse change or development involving a prospective materially adverse change, in the condition (financial


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     or  otherwise),  management,  earnings,  properties,  business  affairs  or business prospects of the Issuer.

     (k) The conditions precedent to the performance by the Issuer of its obligations under the Indenture and the Series Supplement related to the Series of Notes to be issued on such Purchase Date shall have been satisfied.

     (l) Prior to such Purchase Date, the Issuer shall furnish to the Deal Agent and the Insurer such further information, certificates and documents as the Deal Agent or the Insurer may reasonably request.

If any of the conditions specified in this Section 3.2 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates referred to in or contemplated by this Agreement shall not be satisfactory in form and substance to the Deal Agent or the Insurer and their respective counsel, all obligations of the Note Purchasers hereunder may be canceled by the Note Purchasers at, or at any time prior to, such Purchase Date.

                                   Article IV

             Representations, Warranties and Covenants of the Issuer

     Section 4.1 Representations and Warranties of the Issuer.

     The Issuer represents and warrants, as of the Closing Date and each Purchase Date, to the Note Purchasers, the Deal Agent and the Liquidity Agent as follows:

     (a) Organization and Good Standing. The Issuer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has full corporate powers, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement and each other Transaction Document to which it is or will be a party and to execute, deliver and perform its obligations under the Notes and the other Transaction Documents to which it is or will be a party.

     (b) Due Qualification. The Issuer is duly qualified to do business and is in good standing in each jurisdiction required in order to conduct its business, and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the Issuer.

     (c) Due Authorization. The Issuer has the power and authority to execute and deliver this Agreement, the Indenture, the Notes and each other Transaction Document to which it is or will be a party. The execution and delivery of this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement, the Notes and each other Transaction Document to which it is or will be a party by the Issuer and the consummation of the transactions provided for in this Agreement, the


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Indenture and (with  respect to any Purchase  Date on which this  representation and warranty is made) the related Series Supplement, the Notes and each other Transaction Document to which it is or will be a party have been duly authorized by the Issuer by all necessary corporate action on the part of the Issuer.

     (d) No Conflict. The execution and delivery of this Agreement, the Indenture, the Notes and each other Transaction Document to which it is or will be a party, the performance of the transactions contemplated by this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement and each other Transaction Document to which it is or will be a party and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Applicable Law or any indenture, contract, agreement, mortgage, deed of trust, or other material instrument to which the Issuer is a party or by which it or any of its properties are bound.

     (e) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened, before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (i) asserting the invalidity of this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement, the Notes or any other Transaction Document to which it is or will be a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement, the Notes or any other Transaction Document to which it is or will be a party, (iii) seeking any determination or ruling that adversely affects the performance by the Issuer of its obligations under this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement, the Notes or any other Transaction Document to which it is or will be a party, or (iv) seeking any determination or ruling that could adversely affect the validity or enforceability of this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement, the Notes or any other Transaction Document to which it is or will be a party.

     (f) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required to be obtained on or prior to the date hereof in connection with the execution and delivery of this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement, the Notes and the other Transaction Documents to which it is or will be a party, the performance by the Issuer of the transactions contemplated by this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement, the Notes or any other Transaction Document to which it is or will be a party and the fulfillment by the Issuer of the terms hereof, have been obtained.

     (g) Solvency. The Issuer is not insolvent and will not be rendered insolvent immediately following the consummation on such Purchase Date of the transactions contemplated by this Agreement, the Indenture and (with respect to any Purchase Date on which this representation and warranty is made) the related Series Supplement and any other


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

Transaction Document to which it is or will be a party, including the pledges by the Issuer to the Indenture Trustee of the Series Collateral specified in the Granting Clause of the related Series Supplement.

     (h) No Event of Default. After giving effect to the issuance of the Notes on such Purchase Date and the transactions contemplated by the Transaction Documents, no Event of Default or Event of Servicer Default, Insurer Default or Trigger Event exists.

     (i) Information Furnished to the Deal Agent and the Indenture Trustee. All information furnished by or on behalf of the Issuer to the Deal Agent or the Indenture Trustee was true and complete in all material respects.

     (j) Taxes. The Issuer has filed all tax returns required to be filed and has paid or made adequate provision for the payment of all its taxes, assessments and other governmental charges.

     (k) Compliance. The Issuer has complied in all material respects with all Applicable Laws in respect of the conduct of its business and ownership of its property.

     (l) Investment Company. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     The representations and warranties set forth in this Section 4.1 shall survive the Closing Date, each Purchase Date and each Grant to the Indenture Trustee on behalf of the Secured Parties. Upon discovery by the Issuer, any Note Purchaser, the Deal Agent, the Insurer or the Liquidity Agent of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

     Section 4.2 Covenants of Issuer.

     (a) The Issuer covenants and agrees that it will not amend, modify, restate or replace any Transaction Document to which it is a party or any term or provision thereof, agree or consent to, or otherwise acquiesce in any amendment, modification, waiver, restatement or replacement of any Transaction Document or any term or provision thereof, or enter into any document or other agreement, in each such case other than as contemplated hereby or thereby; provided, however, that the Issuer will not enter into any amendment, modification, waiver, consent, restatement or replacement of or supplement to the Master Trust Agreement if such amendment, modification, waiver, consent, restatement or replacement could have an adverse effect upon any of the rights of the Deal Agent or any of the Noteholders.

     (b) The Issuer shall promptly furnish to the Deal Agent (i) a copy of each, certificate, report, statement, notice or other communication furnished by it or on its behalf to any Holder, or any party to any of the Transaction Documents concurrently therewith which affects or relates to or could have an effect upon, any of the Notes or any of the Affected Parties and, promptly after receipt thereof, a copy of each notice, demand or other communication received by it or on its behalf pursuant to, in connection with or relating to this Agreement or any of the other Transaction Documents which affects or relates to or could have an effect upon, any of the Notes or any of the Affected Parties and (ii) such other information, documents, records or reports respecting any of the Series Collateral, the Issuer, the Servicer or the Insurer that is in its possession or under its control or in the possession or under the control of any of its Affiliates as the Deal Agent may from time to time request.

                                   Article V

                                 Indemnification

     Section 5.1 Indemnities by the Issuer.

     (a) Without limiting any other rights which the Deal Agent, the Liquidity Agent, the Secured Parties or any of their respective Affiliates may have hereunder or under applicable law, the Issuer, subject in all respects to the Non-Recourse Provisions, hereby agrees to indemnify and hold harmless, and agrees to defend, the Deal Agent, the Liquidity Agent, the Secured Parties, and each of their respective Affiliates and officers, directors, employees and agents thereof (each of the foregoing Persons being referred to as an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them, arising out of or as a result of this Agreement, any other Transaction Document or the Grants of the Series Collateral or in respect of any Receivable, or any other item of the Series Collateral, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Deal Agent, the Liquidity Agent, such Secured Parties or such Affiliate. If the Issuer has made any indemnity payment pursuant to this Section 5.1 and such payment fully indemnified the recipient thereof and the recipient thereafter collects any payments from others in respect of such Indemnified Amounts then, the recipient shall repay to the Issuer an amount equal to the amount it has collected from others in respect of such Indemnified Amounts.

     (b) Any amounts subject to the  indemnification  provisions of this Section
5.1 shall be paid by the Issuer to the Deal Agent following the Deal Agent's demand therefor subject to the Non-Recourse Provisions. If for any reason the indemnification provided above in this Section 5.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then (subject to the Non-Recourse Provisions) the Issuer shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Issuer on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

                                   Article VI

                     The Deal Agent and the Liquidity Agent

     Section 6.1 Authorization and Action.

     (a) Each Note Purchaser hereby designates and appoints Wachovia Securities as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein or the other Transaction Documents, or any fiduciary relationship with any Note Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or the other Transaction Documents or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Note Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Deal Agent shall not be required to take any action which exposes the Deal Agent to personal liability or which is contrary to this Agreement, the other Transaction Documents or applicable law. The appointment and authority of the Deal Agent hereunder shall terminate upon the earlier of (i) the indefeasible payment in full of all amounts due under this Agreement, the Indenture and each Supplement and (ii) the day on which all of the Noteholders initially party to this Agreement cease to own any interest in any Note.

     (b) Each Note Purchaser hereby designates and appoints Wachovia as Liquidity Agent hereunder, and authorizes the Liquidity Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Liquidity Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Liquidity Agent shall not have any duties or responsibilities, except those expressly set forth herein or the other Transaction Documents, or any fiduciary relationship with any Note Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Liquidity Agent shall be read into this Agreement or the other Transaction Documents or otherwise exist for the Liquidity Agent. In performing its functions and duties hereunder, the Liquidity Agent shall act solely as agent for the Note Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer or any of its successors or assigns. The Liquidity Agent shall not be required to take any action which exposes the Liquidity Agent to personal liability or which is contrary to this Agreement, the other Transaction
Documents or applicable law. The appointment and authority of the Liquidity Agent hereunder shall terminate upon the Commitment Termination Date.

     Section 6.2 Delegation of Duties.

     (a) The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     (b) The Liquidity Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Liquidity Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 6.3 Exculpatory Provisions.

     (a) Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Note Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in Section 3.1. The Deal Agent shall not be under any obligation to any Note Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. The Deal Agent shall not be deemed to have knowledge of any Default or Event of Default unless the Deal Agent has received notice from the Issuer, the Indenture Trustee or any Note Purchaser.

     (b) Neither the Liquidity Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to the Deal Agent or any of the Note Purchasers for any recitals, statements, representations or warranties made by the Issuer contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Issuer to perform its obligations hereunder, or for the satisfaction of any condition specified in
Section 3.1. The Liquidity Agent shall not be under any obligation to the Deal Agent or any Note Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Issuer. The Liquidity Agent shall not be deemed to have knowledge of any Default or Event of Default unless the Liquidity Agent has received notice from the Issuer, the Deal Agent or a Note Purchaser.

     Section 6.4 Reliance.

     (a) The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), Independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Majority Noteholders or all of the Note Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Note Purchasers, provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Note Purchasers. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Majority Noteholders or all of the Note Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Note Purchasers.

     (b) The Liquidity Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), Independent accountants and other experts selected by the Liquidity Agent. The Liquidity Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of the Liquidity Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Liquidity Banks, provided that unless and until the Liquidity Agent shall have received such advice, the Liquidity Agent may take or refrain from taking any action, as the Liquidity Agent shall deem advisable and in the best interests of the Liquidity Banks. The Liquidity Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Liquidity Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Note Purchasers.

     Section 6.5 Non-Reliance on Deal Agent, Liquidity Agent and Other Note Purchasers.

     Each Note Purchaser expressly acknowledges that none of the Deal Agent, the Liquidity Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent or the Liquidity Agent hereafter taken, including, without limitation, any review of the affairs of the Issuer, shall be deemed to constitute any representation or warranty by the Deal Agent or the Liquidity Agent. Each Note Purchaser represents and warrants to the Deal Agent and the Liquidity Agent that it has and will, independently and without reliance upon the Deal Agent, the Liquidity Agent or any other Note Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Issuer and made its own decision to enter into this Agreement.

     Section 6.6 Reimbursement and Indemnification.

     Each of the Liquidity Banks agree to reimburse and indemnify the Deal Agent, the Liquidity Agent and each of their respective officers, directors, employees, representatives and agents ratably according to their pro rata share of the Outstanding Amount, to the extent not paid or reimbursed by the Issuer
(i) for any amounts for which the Liquidity Agent, acting in its capacity as Liquidity Agent or the Deal Agent, acting in its capacity as Deal Agent, is entitled to reimbursement by the Issuer hereunder and (ii) for any other expenses incurred by the Liquidity Agent, acting in its capacity as Liquidity Agent or the Deal Agent, in its capacity as Deal Agent, and acting on behalf of the Note Purchasers, in connection with the administration and enforcement of this Agreement.

     Section 6.7 Deal Agent and Liquidity Agent in their Individual Capacities.

     The Deal Agent the Liquidity Agent and each of their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Issuer or any Affiliate of the Issuer as though the Deal Agent or the Liquidity Agent, as the case may be, were not the Deal Agent or the Liquidity Agent, as the case may be, hereunder. With respect to the issuance of Notes pursuant to this Agreement, the Deal Agent, the Liquidity Agent and each of their respective Affiliates shall have the same rights and powers under this Agreement as any Note Purchaser and may exercise the same as though it were not the Deal Agent or the Liquidity Agent, as the case may be, and the terms "Note Purchaser," "Note Purchasers," "Noteholder" and "Noteholders" shall include the Deal Agent or the Liquidity Agent, as the case may be, in its individual capacity.

     Section 6.8 Successor Deal Agent or Liquidity Agent.

     (a) The Deal Agent may, upon 5 Business Days' written notice to the Issuer and the Note Purchasers, resign as Deal Agent. If the Deal Agent shall resign, then the Majority Noteholders during such 5-day period, shall appoint from among the Note Purchasers a successor agent. If for any reason no successor Deal Agent is appointed by the Majority Noteholders during such 5-day period, then effective upon the termination of such five day period, the Note Purchasers shall perform all of the duties of the Deal Agent hereunder and the Issuer shall make all payments in respect of the Notes and all other amounts due under any Transaction Document or under any fee letter directly to the applicable Note Purchaser and for all purposes shall deal directly with the Note Purchasers. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of this Article VI and Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.

     (b) The Liquidity Agent may, upon 5 days' notice to the Issuer, the Deal Agent and the Note Purchasers, and the Liquidity Agent will, upon the direction of all of the Note Purchasers (other than the Liquidity Agent, in its individual capacity) resign as Liquidity Agent. If the Liquidity Agent shall resign, then the Deal Agent and the Majority Noteholders during such 5-day period shall appoint from among the Note Purchasers a successor Liquidity Agent. If for any reason no successor Liquidity Agent is appointed by the Deal Agent and such Majority Noteholders, then effective upon the termination of such five day period, the Note Purchasers shall perform all of the duties of the Liquidity Agent hereunder and all payments in respect of the principal and interest and any amount due at any time hereunder or under any fee letter directly to the applicable Note Purchaser and for all purposes shall deal directly with the Note Purchasers. After any retiring Liquidity Agent's resignation hereunder as Liquidity Agent, the provisions of this Article VI and Article V shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Liquidity Agent under this Agreement.

                                  Article VII

                           Assignments; Participations

     Section 7.1 Assignments and Participations.

     (a) Each Note Purchaser may upon at least 30 days' written notice to the Initial Noteholders, the Deal Agent and the Liquidity Agent assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement; provided however, that (i) each such assignment shall be of a constant, and not a varying percentage of all of the assigning Note Purchaser's rights and obligations under this Agreement, (ii) the portion of the Outstanding Amount of the assigning Note Purchaser being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of
(A) $5,000,000 or an integral multiple of $1,000,000 in excess of that amount and (B) the full Outstanding Amount of the assigning Note Purchaser's Note,
(iii) each such assignment shall be to an Eligible Assignee, (iv) the assigning Note Purchaser and the assignee with respect to each such assignment shall execute and deliver to the Deal Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500 or such lesser amount as shall be approved by the Deal Agent and (v) the parties to each such assignment shall have agreed to reimburse the Deal Agent, the Liquidity Agent and VFCC for all fees, costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for each of the Deal Agent, the Liquidity Agent and VFCC) incurred by the Deal Agent, the Liquidity Agent and VFCC, respectively, in connection with such assignment, and provided further that upon the effective date of such assignment the provisions of Section 3.03(f) of the Amended and Restated Administration Agreement shall be satisfied. Upon such execution, delivery and acceptance by the Deal Agent and the Liquidity Agent and the recording by the Deal Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be the date of acceptance thereof by the Deal Agent and the Liquidity Agent, unless a later date is specified therein,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Note Purchaser hereunder and (ii) the Note Purchaser assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and
Acceptance   covering  all  or  the  remaining  portion  of  an  assigning  Note
Purchaser's rights and obligations under this Agreement, such Note Purchaser shall cease to be a party hereto).

     (b) By executing and delivering an Assignment and Acceptance, the assigning Note Purchaser thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Note Purchaser makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Note Purchaser makes no representation or warranty and assumes no responsibility with respect to the financial condition of VFCC or the performance or observance by VFCC of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Deal Agent or the Liquidity Agent, such assigning Note Purchaser or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assigning Note Purchaser and such assignee confirm that such assignee is an Eligible Assignee; (vi) such assignee appoints and authorizes each of the Deal Agent and the Liquidity Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Note Purchaser.

     (c) The Deal Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Note Purchasers and the Outstanding Amount of, and the amount of each Note of each Note Purchaser from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes as among the Note Purchasers. The Register shall be available for inspection by VFCC, the Liquidity Agent or any Note Purchaser at any reasonable time and from time to time upon reasonable prior notice.

     (d) Subject to the provisions of Section 7.1(a), upon its receipt of an Assignment and Acceptance executed by an assigning Note Purchaser and an assignee, the Deal Agent and the Liquidity Agent shall each, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, accept such Assignment and Acceptance, and the Deal Agent shall then (i) record the information contained therein in the Register and (ii) give prompt notice thereof to VFCC.

     (e) Each Note Purchaser may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of the Outstanding Amount of its Note); provided, however, that (i) the Deal Agent shall have confirmed that upon the effective date of such participation the provisions of Section 3.03(f) of the Amended and Restated Administration Agreement shall be satisfied and (ii) the Issuer shall have reasonably approved such participant. Notwithstanding anything herein to the contrary, each participant shall have the rights of a Note Purchaser (including any right to receive payment) under Article IV. With respect to any participation described in this Section 7.1, the participant's rights, as set forth in the agreement between such participant and the applicable Note Purchaser, to agree to or to restrict such Note Purchaser's ability to agree to any modification, waiver or release of any of the terms of this Agreement or any other document or to exercise or refrain from exercising any powers or rights which such Note Purchaser may have under or in respect of this Agreement or any other document shall be limited to the right specifically given to participants in Section 7.1 of this Agreement.

     (f) Each Note Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 7.1, disclose to the assignee or participant or proposed assignee or participant any information relating to the transactions contemplated hereby, the Issuer, the Servicer or VFCC furnished to such Note Purchaser by or on behalf of the Issuer or VFCC.

     (g) Nothing herein shall prohibit any Note Purchaser from pledging or assigning as collateral any of its rights under this Agreement to any Federal Reserve Bank in accordance with applicable law and any such pledge or collateral assignment may be made without compliance with Section 7.1(a) or Section 7.1(b).

                                  Article VIII

                                  Miscellaneous

     Section 8.1 Notices, Etc.

     All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid, (b) notice by telex, when telexed against receipt of answer back, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telex.

     Section 8.2 Successors and Assigns.

     This Agreement shall be binding upon the Issuer and each Initial Noteholder and their respective successors and assigns and shall inure to the benefit of the Issuer, and the Noteholders and their respective successors and assigns including the Liquidity Banks; provided that the Issuer shall not assign any of its rights or obligations hereunder without the prior written consent of the Deal Agent. The Issuer hereby acknowledges that each VFCC has assigned and granted a security interest in all of its rights hereunder and under the Notes to the Liquidity Banks. In addition, the Issuer hereby acknowledges that VFCC may at any time and from time to time assign all or a portion of its rights hereunder to any Liquidity Bank.

     Section 8.3 Amendments.

     (a) Except as provided in this Section 8.3, no amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Issuer, the Insurer, the Deal Agent and the Note Purchasers, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Issuer shall be effective without the written concurrence of the Deal Agent and the Majority Noteholders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 8.3(b). The Issuer, with the consent of the Majority Noteholders and with the prior written consent of the Deal Agent and the Insurer, may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

          (i) without the consent of each affected Note Purchaser, (A) extend the Commitment Termination Date or the date of any payment or deposit of Collections by the Issuer or the Servicer, (B) reduce any fee payable to the Deal Agent for the benefit of the Note Purchasers, (C) amend, modify or waive any provision of Section 8.3, (D) consent to or permit the assignment or transfer by the Issuer of any of its rights and obligations under this Agreement or (E) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through
     (D) above in a manner which would circumvent the intention of the restrictions set forth in such clauses;

          (ii) without the written consent of the Deal Agent, amend, modify or waive any provision of this Agreement or any other Transaction Document if the effect thereof is to affect the rights or duties of such Deal Agent; or

          (iii) without the written consent of the Liquidity Agent, amend, modify or waive any provision of this Agreement or any other Transaction Document if the effect thereof is to affect the rights or duties of such Liquidity Agent.

Notwithstanding the foregoing, without the consent of the Note Purchasers, the Deal Agent may, with the consent of the Issuer amend this Agreement solely to add additional Persons as Note Purchasers hereunder. Any modification or waiver shall apply to each of the Note Purchasers equally and shall be binding upon the Issuer, the Note Purchasers and the Deal Agent.

     Section 8.4 No Bankruptcy Petition Against VFCC.

     Each of the parties hereto (other than VFCC) covenants and agrees that, prior to the date which is one year and one day after the payment in full of all Commercial Paper Notes issued by VFCC, it will not institute against, or join any other Person in instituting against, VFCC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law.

     Section 8.5 Other Costs and Expenses.

     In addition to the rights of indemnification granted to the Deal Agent, the Note Purchasers and their respective Affiliates under Article V hereof, (subject to the Non-Recourse Provisions) the Issuer agrees to pay on demand all costs and expenses of the Note Purchasers and the Deal Agent, and their respective Affiliates, successors or assigns, if any (including Breakage Costs and reasonable counsel fees and expenses), incurred in connection with the enforcement, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Notes, any other Transaction Document and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith ("Other Costs and Expenses").

     Section 8.6 Setoff.

     The Issuer hereby irrevocably and unconditionally waives all right of setoff that it may have under contract (including this Agreement and any other Transaction Document), applicable law or otherwise with respect to any funds or monies of any Note Purchaser at any time held by or in the possession of the Issuer.

     Section 8.7 Recourse Against Certain Parties.

     (a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any Secured Party as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such Secured Party or any incorporator, affiliate, stockholder, officer, employee or director of such Secured Party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such Secured Party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such Secured Party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such Secured Party or any incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of such Secured Party contained in this Agreement or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of such Secured Party and each incorporator, stockholder, affiliate, officer, employee or director of such Secured Party or of any such administrator, or any of them, for breaches by such Secured Party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 8.7 shall survive the termination of this Agreement.

     (b) Notwithstanding anything in this Agreement to the contrary, VFCC shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to VFCC after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper Notes and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by VFCC exceeds the amount available to VFCC to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.

     Section 8.8 Further Assurances.

     The Issuer agrees to do such further acts and things and to execute and deliver to the Indenture Trustee such additional assignments, agreements, powers and instruments as are required by the Deal Agent, the Liquidity Agent or any Note Purchaser to carry into effect the purposes of this Agreement or the Indenture and related Series Supplement or to better assure and confirm unto the Deal Agent, the Liquidity Agent or any Note
Purchaser its rights, powers and remedies hereunder or under any other Transaction Document.

     Section 8.9 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY (A) AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, NEW YORK COUNTY; (B) WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND (C) CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

     Section 8.10 Waiver of Jury Trial.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO AND EACH SECURED PARTY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 8.11 Execution in Counterparts; Severability; Integration.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement together with the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

     Section 8.12 Headings.

     Section headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto have caused this Note Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

THE ISSUER:                           UAC SECURITIZATION CORPORATION
                                       as Issuer

                                       By: /s/ Treg Bauchert
                                          --------------------------------------
                                       Name:   Treg Bauchert
                                       Title:  President

                                       UAC Securitization Corporation
                                       250 North Shadeland Avenue, Suite 001
                                       Indianapolis, Indiana 46219
                                           Attention: President
                                           Telephone: (317) 231-7935


THE DEAL AGENT:                        WACHOVIA CAPITAL MARKETS, LLC


                                       By: /s/ Steven J. Ellis
                                          --------------------------------------
                                       Name:  Steven J. Ellis
                                       Title: Director

                                       Wachovia Capital Markets, LLC
                                       One Wachovia Center, TW-10
                                       Charlotte, North Carolina  28288
                                           Attention:
                                           Facsimile: (704)
                                           Telephone: (704)

INITIAL NOTE PURCHASER:                VARIABLE FUNDING CAPITAL CORPORATION

                                       By Wachovia Capital Markets, LLC,
                                       as attorney-in-fact


                                       By: /s/ Doug Wilson
                                          --------------------------------------
                                       Name:   Doug Wilson
                                       Title:  Vice President

                                       Variable Funding Capital Corporation
                                       c/o Wachovia Capital Markets, LLC
                                       One Wachovia Center, TW-10
                                           Attention: Conduit Administration
                                           Facsimile: (704) 383-6036
                                           Telephone: (704) 383-9343



THE LIQUIDITY AGENT:                   WACHOVIA BANK, NATIONAL ASSOCIATION


                                       By: /s/ Randy Robertson
                                          --------------------------------------
                                       Name:   Randy Robertson
                                       Title:  Senior Vice President

                                       Wachovia Bank, National Association
                                       One Wachovia Center, TW-10
                                       Charlotte, North Carolina  28288
                                           Attention:
                                           Facsimile: (704)
                                           Telephone: (704)